EXHIBIT NO.99.13


                       REAFFIRMATION AND AMENDMENT OF Limited GUARANTY
                         LOAN TO BRE/CITY CENTER L.L.C.

     This Reaffirmation and Amendment of Limited Guaranty (this "Amendment") is entered into as of June 27, 2002 by and between Prime Group Realty, L.P., a Delaware limited partnership ("Guarantor") and Corus Bank, N.A. ("Lender"). --

                                    RECITALS:


     A. Reference is made to that certain Loan Agreement dated as of April 25, 2001 by and between BRE/City Center L.L.C. ("Borrower") and Lender, as amended by First Amendment to Loan Agreement dated even date herewith (collectively, the "Loan Agreement").

     B. To insure payment of the Loan evidenced, created and secured by the Loan Agreement, Guarantor executed and delivered to Lender a Limited Guaranty (the "Existing Guaranty ") dated for reference purposes only as of April 25, 2001.

     C. Guarantor has requested and Lender has agreed to amend the provisions of the Existing Guaranty to modify certain financial covenants of Guarantor set forth therein and Lender has agreed to modify such provisions on the terms and conditions set forth in this Amendment and said First Amendment.

     NOW THEREFORE, in consideration of the foregoing Recitals, each of which is made a part hereof, the parties hereby agree as follows:

     1. Recital Representations. Guarantor hereby represents and warrants to Lender that the foregoing Recitals are (a) true and accurate, and (b) an integral part of this Amendment. Borrower and Lender hereby agree that all of the Recitals of this Amendment are hereby incorporated into this Amendment and made a part hereof. Any capitalized term not defined herein shall have the meaning set forth in the Loan Agreement, which definitions are incorporated herein by reference, as if fully set forth herein.

     2. Amendment. Guarantor and Lender hereby amend the Existing Guaranty by deleting Section 17(b)(i) in its entirety and substituting the following therefor:

                The assets of Guarantor and its consolidated subsidiaries consisting of cash, cash equivalents, marketable securities and available amounts under existing credit facilities shall be equal to or greater than $7,500,000.


     3. Except as expressly amended pursuant to Section 2 of this Amendment, the Existing Guaranty is in full force and effect, unamended hereby. From and after the date of this Amendment, all references in the Guaranty, the Loan Agreement or any other Loan Document to the "Guaranty" or the "Guaranty Agreement" or to words of such import shall mean the Existing Guaranty as amended hereby.

     4. Guarantor hereby acknowledges the terms and conditions set forth in the Loan Agreement, including but not limited to the terms of said first amendment, thereto and expressly ratifies, reaffirms and remakes its liabilities and obligations as set forth in the Existing Guaranty as amended hereby, as of the date hereof, to and for the benefit of Lender, after giving effect to said first amendment, as if the terms of said guaranty were set forth in their entirety herein.

     5. To further induce Lenders to enter into this Amendment Guarantor hereby represents and warrants to Lenders that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of the Loan Agreement or any other Loan Document, as amended, or to the Guaranty (collectively, the "Claims"), nor does Guarantor have any knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of the Loan Agreement, any Loan Document, or the Guaranty, as amended hereby, Guarantor hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims where the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.



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     IN WITNESS WHEREOF,  the undersigned have executed this  Reaffirmation  and
Amendment of Limited Guaranty as of June 27, 2002.



                            Prime Group Realty, L.P.,
                            a Delaware limited partnership

                            By:Prime Group Realty Trust, a Maryland real estate investment trust, its managing general partner

                            By: /s/ Louis G Conforti
                                --------------------
                                Louis G. Conforti, Co-President



                            Corus Bank, N.A.
                               --

                            By: /s/ John R. Markowicz
                                ----------------------
                                John R. Markowicz, First Vice President